UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2007 (October 31, 2007)
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Global Drive P.O. Box 442, Sulphur, LA	70665 70664-0442

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code:3 (37) 583-5000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION
Global Industries, Ltd. is filing this Current Report on Form 8-K solely for the purpose of furnishing a revised table entitled “Reportable Segments.” As originally included in a press release dated October 31, 2007 and furnished to the Security and Exchange Commission in a Form 8-K dated November 1, 2007, the amounts for “total segment revenues” and “income (loss) before taxes” for the three and nine months ended September 30, 2006 for our Gulf of Mexico OCD segment and Gulf of Mexico Subsea segment, and the “income (loss) before taxes” for the three and nine months ended September 30, 2006 for our Middle East segment and Asia Pacific/India segment were misreported. Our segment data for the three and nine months ended September 30, 2007, however was properly reported. Consolidated revenues and income before taxes for the three and nine months ended September 2007 was not impacted. The revised “Reportable Segments” table is included as Exhibit 99.1 to this Form 8-K.
Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial statements of business acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1 Global Industries, Ltd. Reportable Segments.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: November 6, 2007	By:	/s/ Peter S. Atkinson
		Name:	Peter S. Atkinson
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Global Industries, Ltd. Reportable Segments.